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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13861) pertaining to the Eaton Corporation 401(k) Savings Plan for the Hourly Rate Employees at Airflex Division of our report dated June 11, 1999, with respect to the financial statements and schedules of the Eaton Corporation 401(k) Savings Plan for the Hourly Rate Employees at Airflex Division included in this Annual Report (Form 11-K) for the year ended December 31, 1998.





/s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 1999





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